UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2004

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04     Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 7, 2004, Bausch & Lomb Incorporated sent a notice to its directors and executive officers concerning a blackout period prohibiting them from trading their shares of the Company’s Common Stock in the open market. The blackout period will begin on December 22, 2004 at 3:00 p.m. (New York time) and will end before the opening of the New York Stock Exchange on January 14, 2005. The notice was provided pursuant to Regulation BTR under the Securities Act of 1934 and Section 306 of the Sarbanes-Oxley Act of 2002.
     The Company sent the notice in conjunction with a planned temporary suspension of trading of shares of the Company’s Common Stock by participants in the Bausch & Lomb 401(k) Account Plan (the “Plan”). The temporary suspension, scheduled to begin on December 22, 2004, is necessary to complete the transition of the Plan’s record-keeping and administrative services to Fidelity Investments, which will become the Plan’s new trustee on January 1, 2005.
     A copy of the notice transmitted to the directors and executive officers of Bausch & Lomb Incorporated is set forth in Exhibit 99 hereto and is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. — Not applicable

(b)	Pro forma financial information. — Not applicable

(c)	Exhibits. The following exhibit is furnished as part of this report:

99 Updated Notice of Blackout Period to Directors and Executive Officers of Bausch & Lomb Incorporated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles
Robert B. Stiles
Senior Vice President and General Counsel

Date:  December 7, 2004

EXHIBIT INDEX

Exhibit No.

Description

99	Notice of Blackout Period to Directors and Executive Officers of Bausch & Lomb Incorporated. Filed herewith.